Exhibit 16.1

December 16, 2008

Securities and Exchange Commission
Washington, DC 20549

Commissioners:

We have read Essex Rental Corp., formerly Hyde Park Acquisition Corp.’s statements included under Item 4.01 of its Form 8-K, filed on December 16, 2008 and we agree with such statements concerning our firm.

/s/ McGladrey & Pullen, LLP

McGladrey & Pullen, LLP